ARTICLES OF AMENDMENT
                                       OF
                                    C3, INC.
                              CHANGING ITS NAME TO
                             CHARLES & COLVARD, LTD.


                  The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

                  1.       The name of the corporation is C3, Inc.

                  2. The following amendment to the Articles of Incorporation of the corporation was adopted by its Shareholders on the 15th day of May, 2000, in the manner prescribed by law:

                           The Corporation's Articles of Incorporation are amended by deleting Article I thereof in its entirety and substituting the following Article I:

                                       "I

                           The name of the corporation is Charles & Colvard, Ltd."

                  3.       These articles will become effective upon filing.


                  This the 17th day of May, 2000.

                                    C3, Inc.


                                              By:  /s/ Robert S. Thomas
                                                  -------------------------
                                                   Name:    Robert S. Thomas
                                                   Title:   President